      As filed with the Securities and Exchange Commission on _______, 1999
                                                     Registration No. __________

             -------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
             Registration Statement under the Securities Act of 1933

                                   INTUIT INC.
             (Exact name of Registrant as specified in its charter)

              DELAWARE                               77-0034661
       (State of incorporation)         (I.R.S. employer identification number)

                               2535 GARCIA AVENUE
                         MOUNTAIN VIEW, CALIFORNIA 94043
          (Address of principal executive offices, including zip code)

              OPTIONS GRANTED UNDER THE BOSTON LIGHT SOFTWARE CORP.
     1999 AMENDED AND RESTATED STOCK OPTION/STOCK ISSUANCE PLAN AND ASSUMED
                                 BY INTUIT INC.
                            (Full title of the plan)

                          CATHERINE L. VALENTINE, ESQ.
                                   INTUIT INC.
                            P.O. BOX 7850, M.S. 52028
                      MOUNTAIN VIEW, CALIFORNIA 94039-7850
                                 (650) 944-6656
            (Name, address and telephone number of agent for service)

                                   COPIES TO:
                            Kenneth A. Linhares, Esq.
                               Fenwick & West LLP
                              Two Palo Alto Square
                           Palo Alto, California 94306

                         CALCULATION OF REGISTRATION FEE

    TITLE OF                AMOUNT                PROPOSED               PROPOSED
SECURITIES TO BE             TO BE            MAXIMUM OFFERING       MAXIMUM AGGREGATE          AMOUNT OF
   REGISTERED             REGISTERED           PRICE PER SHARE        OFFERING PRICE         REGISTRATION FEE
- ----------------      ------------------      ----------------       -----------------       -----------------
  Common Stock         160,970 shares(1)          $2.42(2)             $389,547.40(2)           $108.30(3)

(1)   Shares subject to options assumed as of August 2, 1999.

(2) Weighted average per share exercise price of outstanding options assumed as of August 2, 1999.

(3) Fee calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended.

                                   INTUIT INC.
                       REGISTRATION STATEMENT ON FORM S-8

PART II: INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         This registration statement relates to 160,970 shares of Common Stock, $0.01 par value per share, of the Registrant, reserved for issuance on exercise of options granted under the Boston Light Software Corp. 1999 Amended and Restated Stock Option/Stock Issuance Plan. The options were assumed by the Registrant in connection with its acquisition of Boston Light Software Corp. on August 2, 1999, in accordance with the terms of the Agreement and Plan of Merger by and among the Registrant, Spyponder Acquisition Corp., Boston Light Software Corp., and Paul English and Karl Berry, dated as of June 18, 1999.

ITEM 3   INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         (a)      The Registrant's latest annual report filed pursuant to
                  Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the latest prospectus filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's annual report or prospectus referred to in
                  (a) above.

         (c) The description of the Registrant's Common Stock contained in the Registrant's registration statement on Form 8-A filed with the Commission under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

ITEM 4   DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5   INTERESTS OF NAMED EXPERTS AND COUNSEL

         The validity of the issuance of the shares of Common Stock offered hereby will be passed upon for the Registrant by Catherine L. Valentine, Esq., Vice President, General Counsel and Secretary of the Registrant. As of August 2, 1999, Ms. Valentine held options to purchase 37,085 shares of Common Stock (of which 4,530 shares are exercisable within the next 60 days).

         The consolidated financial statements and schedule of Registrant appearing in Registrant's Annual Report (Form 10-K) for the year ended July 31, 1998, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and are incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

ITEM 6   INDEMNIFICATION OF DIRECTORS AND OFFICERS

         As permitted by Section 145 of the Delaware General Corporation law, the Registrant's Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach or alleged breach of their duty of care. In addition, as permitted by
Section 145 of the Delaware General Corporation Law, the Bylaws of the Registrant provide that: (i) the Registrant is required to indemnify its directors and officers and persons serving in such capacities in other business enterprises (including, for example, subsidiaries of the Registrant) at the Registrant's request, to the fullest extent permitted by Delaware law, including those circumstances in which indemnification would otherwise be discretionary;
(ii) the Registrant may, in its discretion, indemnify employees and agents in those circumstances where indemnification is not required by law; (iii) the Registrant is required to advance expenses, as incurred, to its directors and officers in connection with defending a proceeding (except that it is not required to advance expenses to a person against whom the Registrant brings a claim for breach of the duty of loyalty, for an act or omission not in good faith, intentional misconduct, a knowing violation of law or deriving an improper personal benefit from a transaction); (iv) the rights conferred in the Bylaws are not exclusive and the Registrant is authorized to enter into indemnification agreements with its directors, officers and employees; and (v) the Registrant may not retroactively amend the Bylaw provisions in a way that is adverse to such directors, officers and employees.

         The Registrant's policy is to enter into indemnity agreements with each of its directors and executive officers that provide the maximum indemnity allowed to directors and executive officers by Section 145 of the Delaware General Corporation Law and the Bylaws, as well as certain additional procedural protections. In addition, the indemnity agreements provide that directors and executive officers will be indemnified to the fullest possible extent not prohibited by law against all expenses (including attorney's fees) and settlement amounts paid or incurred by them in any action or proceeding, by reason of their services as directors or executive officers of the Registrant or as directors or officers of any other company or enterprise when they are serving in such capacities at the request of the Registrant. The Registrant will not be obligated pursuant to the agreements to indemnify or advance expenses to an indemnified party with respect to proceedings or claims initiated by the indemnified party and not by way of defense, except with respect to proceedings specifically authorized by the Board of Directors or brought to enforce a right of indemnification under the indemnity agreements, the Registrant's Bylaws or any statute or law. Under the agreements, the Registrant is not obligated to indemnify the indemnified party: (i) for any expenses incurred by the indemnified party with respect to any proceeding instituted by the indemnified party to enforce or interpret the agreement, if a court of competent jurisdiction determines that each of the material assertions made by the indemnified party in such proceeding was not made in good faith or was frivolous; (ii) for any amounts paid in settlement of a proceeding unless the Registrant consents to such settlement; (iii) with respect to any proceeding or claim brought by the Registrant against the indemnified party for willful misconduct, unless a court determines that each of such claims was not made in good faith or was frivolous; (iv) on account of any suit in which judgment is rendered against the indemnified party for an accounting of profits made from the purchase or sale by the indemnified party of securities of the Registrant pursuant to the provisions of Section 16(b) of the Exchange Act and related laws; (v) on account of the indemnified party's conduct which is finally adjudged to have been knowingly fraudulent or deliberately dishonest, or to constitute willful misconduct or a knowing violation of the law; (vi) on account of any conduct from which the indemnified party derived an improper personal benefit; (vii) on account of conduct the indemnified party believed to be contrary to the best interests of the Registrant or its stockholders; (viii) on account of conduct that constituted a breach of the indemnified party's duty of loyalty to the Registrant or its stockholders; or (ix) if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

         The indemnification provision in the Bylaws, and the indemnity agreements entered into between the Registrant and its directors and executive officers, may be sufficiently broad to permit indemnification of the Registrant's officers and directors for liabilities arising under the Securities Act.

         The indemnity agreements require the Registrant to maintain director and officer liability insurance to the extent readily available. The Registration currently carries a director and officer insurance policy.

ITEM 7   EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8   EXHIBITS

4.01          Boston Light Software Corp. 1999 Amended and Restated Stock Option/Stock Issuance Plan

4.02          Form of Stock Option Grant Agreements for use under Boston Light Software Corp. 1999 Amended and
              Restated Stock Option/Stock Issuance Plan

4.03          Form of Assumption Agreement

4.04(1)       Certificate of Incorporation of Intuit dated February 1, 1993

4.05(2)       Certificate of Amendment to Intuit's Certificate of Incorporation dated December 14, 1993

4.06(3)       Certificate of Amendment to Intuit's Certificate of Incorporation dated January 18, 1996

4.07(4)       Certificate of Designations of Series B Junior Participating Preferred Stock dated May 1, 1998

4.08(5)       Amended and Restated Rights Agreement, dated October 5, 1998

4.09(5)       Certificate of Retirement of Series A Preferred Stock dated September 16, 1998

4.10(6)       Bylaws of Intuit, as amended and restated effective April 29, 1998

4.11(5)       Form of Specimen Certificate for Intuit's Common Stock

4.12(5)       Form of Right Certificate for Series B Junior Participating Preferred Stock

5.01          Opinion of Counsel

23.01         Consent of Counsel (included in Exhibit 5.01)

23.02         Consent of Ernst & Young LLP, Independent Auditors

24.01         Power of Attorney (see page 8)

- ----------

(1) Filed as an exhibit to Intuit's Registration Statement on Form S-1, filed with the Commission on February 3, 1993, as amended (File No. 33-57884), and incorporated by reference.

(2) Filed as an exhibit to Intuit's Form 10-K as originally filed with the Commission on October 31, 1994, as amended, and incorporated by reference.

(3) Filed as an exhibit to Intuit's Form 10-Q for the quarter ended January 31, 1996, filed with the Commission on March 15, 1996 and incorporated by reference.

(4) Filed as an exhibit to Intuit's Registration Statement on Form 8-A filed with the Commission on May 5, 1998 and incorporated by reference.

(5) Filed as an exhibit to Intuit's Form 10-K for the fiscal year ended July 31, 1998, filed with the Commission on October 6, 1998 and incorporated by reference.

(6) Filed as an exhibit to Intuit's Form 8-K filed with the Commission on May 2, 1998 and incorporated by reference.

ITEM 9   UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent (20%) change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the Registration Statement is on Form S-3 or Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Sections 13(a) or 15(d) of the Exchange Act, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
         Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on August 2, 1999.

                                       INTUIT INC.

                                       By:  /s/ Greg J. Santora
                                            ------------------------------------
                                            Greg J. Santora
                                            Senior Vice President and
                                              Chief Financial Officer

                                POWER OF ATTORNEY

         By signing this Form S-8 below, I hereby appoint each of William H. Harris, Jr. and Greg J. Santora as my true and lawful attorneys-in-fact and agents, in my name, place and stead, to sign any and all amendments (including post-effective amendments) to this Form S-8 registration statement on my behalf, and to file this Form S-8 registration statement (including all exhibits and other documents related to the Form S-8 registration statement) with the Securities and Exchange Commission. I authorize each of my attorneys-in-fact to
(1) appoint a substitute attorney-in-fact for himself and (2) perform any actions that he believes are necessary or appropriate to carry out the intention and purpose of this Power of Attorney. I ratify and confirm all lawful actions taken directly or indirectly by my attorneys-in-fact and by any properly appointed substitute attorneys-in-fact.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            NAME                                            TITLE                             DATE
            ----                                            -----                             ----
PRINCIPAL EXECUTIVE OFFICER:

/s/ William H. Harris, Jr.                    President, Chief Executive Officer          Aug. 2, 1999
- --------------------------------              and Director
William H. Harris, Jr.

PRINCIPAL FINANCIAL OFFICER AND
PRINCIPAL ACCOUNTING OFFICER:

/s/ Greg J. Santora                           Senior Vice President and                   Aug. 2, 1999
- --------------------------------              Chief Financial Officer
Greg J. Santora

ADDITIONAL DIRECTORS:

/s/ William V. Campbell                       Chairman of the Board of Directors          Aug. 2, 1999
- --------------------------------
William V. Campbell

/s/ Christopher W. Brody                      Director                                    Aug. 2, 1999
- --------------------------------
Christopher W.  Brody

/s/ Scott D. Cook                             Director                                    Aug. 2, 1999
- --------------------------------
Scott D. Cook

                                              Director                                    Aug. __, 1999
- --------------------------------
L. John Doerr

/s/ Donna L. Dubinsky                         Director                                    Aug. 2, 1999
- --------------------------------
Donna L. Dubinsky

/s/ Michael R. Hallman                        Director                                    Aug. 2, 1999
- --------------------------------
Michael R. Hallman

/s/ Burton J. McMurtry                        Director                                    Aug. 2, 1999
- --------------------------------
Burton J.  McMurtry

                                  EXHIBIT INDEX

Exhibit
Number         Description
- -------        -----------
4.01           Boston Light Software Corp. 1999 Amended and Restated Stock Option/Stock Issuance Plan

4.02           Form of Stock Option Grant Agreements for use under Boston Light Software Corp. 1999 Amended and Restated Stock Option/Stock Issuance Plan

4.03           Form of Assumption Agreement

4.04(1)        Certificate of Incorporation of Intuit dated February 1, 1993

4.05(2)        Certificate of Amendment to Intuit's Certificate of Incorporation dated December 14, 1993

4.06(3)        Certificate of Amendment to Intuit's Certificate of Incorporation dated January 18, 1996

4.07(4)        Certificate of Designations of Series B Junior Participating Preferred Stock dated May 1, 1998

4.08(5)        Amended and Restated Rights Agreement, dated October 5, 1998

4.09(5)        Certificate of Retirement of Series A Preferred Stock dated September 16, 1998

4.10(6)        Bylaws of Intuit, as amended and restated effective April 29, 1998

4.11(5)        Form of Specimen Certificate for Intuit's Common Stock

4.12(5)        Form of Right Certificate for Series B Junior Participating Preferred Stock

5.01           Opinion of Counsel

23.01          Consent of Counsel (included in Exhibit 5.01)

23.02          Consent of Ernst & Young LLP, Independent Auditors

24.01          Power of Attorney (see page 8)

- ----------

(1) Filed as an exhibit to Intuit's Registration Statement on Form S-1, filed with the Commission on February 3, 1993, as amended (File No. 33-57884), and incorporated by reference.

(2) Filed as an exhibit to Intuit's Form 10-K as originally filed with the Commission on October 31, 1994, as amended, and incorporated by reference.

(3) Filed as an exhibit to Intuit's Form 10-Q for the quarter ended January 31, 1996, filed with the Commission on March 15, 1996 and incorporated by reference.

(4) Filed as an exhibit to Intuit's Registration Statement on Form 8-A filed with the Commission on May 5, 1998 and incorporated by reference.

(5) Filed as an exhibit to Intuit's Form 10-K for the fiscal year ended July 31, 1998, filed with the Commission on October 6, 1998 and incorporated by reference.

(6) Filed as an exhibit to Intuit's Form 8-K filed with the Commission on May 2, 1998 and incorporated by reference.